PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	May 3,	May 4,
	2015	2014
Cash flows from operating activities:
Net income	$19,298	$17,992
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	40,318	36,782
Changes in assets and liabilities and other	(1,709)	1,497
Gain on acquisition	-	(16,372)

Net cash provided by operating activities	57,907	39,899

Cash flows from investing activities:
Purchases of property, plant and equipment	(67,935)	(42,385)
Cash from acquisition	-	4,508
Other	(218)	(910)

Net cash used in investing activities	(68,153)	(38,787)

Cash flows from financing activities:
Repayments of long-term borrowings	(4,751)	(25,100)
Payment of deferred financing fees	-	(309)
Proceeds from share-based arrangements	1,195	888
Other	(76)	(543)

Net cash used in financing activities	(3,632)	(25,064)

Effect of exchange rate changes on cash	(3,001)	165

Net decrease in cash and cash equivalents	(16,879)	(23,787)
Cash and cash equivalents, beginning of period	192,929	215,615

Cash and cash equivalents, end of period	$176,050	$191,828

Noncash net assets from acquisition	$-	$110,211